Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors of Barclays Bank PLC:
We consent to the incorporation by reference in the registration statement (No: 333-265158) on Form F-3 and in the registration statements (Nos: 333-149302, 333-149301, 333-112797 and 333-112796) on Form S-8 of Barclays Bank PLC of our report dated February 14, 2023, with respect to the consolidated balance sheets of Barclays Bank PLC as of December 31, 2022 and 2021, the related consolidated income statements, statements of comprehensive income, statements of changes in equity, and cash flow statements for each of the years in the three-year period ended December 31, 2022, and the related notes and specific disclosures described in Note 1 to the consolidated financial statements as being part of the consolidated financial statements, which report appears in the December 31, 2022 annual report on Form 20-F of Barclays Bank PLC.

/s/ KPMG LLP

KPMG LLP
London, United Kingdom
February 15, 2023
Barclays Bank PLC 2022 Annual Report on Form 20-F 1